EXHIBIT 99.1

JANE THOMPSON JOINS MICHAEL KORS
BOARD OF DIRECTORS

London —January 27, 2015— Michael Kors Holdings Limited (NYSE: KORS) (the “Company”), a global luxury lifestyle brand, today announced that Jane Thompson has been appointed to the Company’s Board of Directors effective immediately. The appointment of Ms. Thompson brings the Company’s Board membership to eight, and the Company now has six independent directors within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines on director independence.

Ms. Thompson has over 10 years’ experience in e-commerce, digital marketing and technology. From 2003-2007, Ms. Thompson held various senior roles at Match.com LLC, including as Senior Vice President and General Manager, North America.  From 2007-2009, Ms. Thompson was Managing Director, International at IAC/InterActiveCorp (NASDAQ: IACI), a leading interactive media and Internet company. Ms. Thompson is currently Co-Founder and Director of The Fusion Labs, a U.K-based digital marketing and e-commerce company, which operates a network of niche e-commerce sites. She also serves as Chairman of Mysinglefriend.com and as a director of Listcorp.com.  Ms. Thompson previously worked as a management consultant at Bain & Company in London and holds an MBA from the Wharton School of the University of Pennsylvania.

“Jane adds a wealth of valuable experience to our Board, particularly in the areas of e-commerce, social media and digital marketing,” said John D. Idol, the Company’s Chairman and Chief Executive Officer. “We are delighted that Jane is joining our Board and we look forward to her insights and contributions as we continue to grow our brand globally.”

About Michael Kors Holdings

Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready to wear. His namesake company, established in 1981, currently produces a range of products through his Michael Kors, KORS Michael Kors and MICHAEL Michael Kors labels, including accessories, footwear, watches, jewelry, men’s and women’s ready to wear, and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.

Forward Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2014 (File No. 001-35368), filed on May 28, 2014 with the U.S. Securities and Exchange Commission.

CONTACTS:
Investor Relations:
Michael Kors Holdings Limited
Krystyna Lack - VP, Treasurer
201-691-6133
InvestorRelations@MichaelKors.com

Or

ICR, Inc.
Jean Fontana
203-682-1214
jean.fontana@icrinc.com

Media:
ICR, Inc.
Alecia Pulman
646-277-1231
KorsPR@icrinc.com